                           EXHIBIT (22) SUBSIDIARIES
                                 PS GROUP, INC.
                        1993 ANNUAL REPORT ON FORM 10-K
                             (as of March 30, 1994)

                                             Jurisdiction
Name of Corporation                        of Incorporation
- -------------------                        ----------------
PS Trading, Inc.                           California

PS Overseas Finance N.V.                   Netherlands Antilles

Recontek, Inc.                             Delaware

Statex Petroleum, Inc.*                    California

* The Company owns an 80% interest in Statex.